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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K

                      Pursuant to Sections 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  November 29, 1999



                         WHITNEY AMERICAN CORPORATION
              (Exact name of registrant as specified in charter)


                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)


              0-22907                               54-1956957
      (Commission File Number)         (I.R.S. Employer Identification Number)



            8150 Leesburg Pike, Suite 1200, Vienna, Virginia 22182
             (Address of Principal Executive Offices and Zip Code)


                                (703) 893-4106
             (Registrant's telephone number, including area code)



         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.


    Whitney American Corporation, a Delaware corporation ("Company"), entered into and consummated the following Stock Exchange Agreements (collectively, the "Exchange Agreements") dated March 6, 1998, among the Company and:

    Kemron Environmental Services, Inc., a New York corporation ("Kemron"), and its shareholders ("Kemron Exchange Agreement"), pursuant to which 3,500,000 shares of the Company (the "Kemron Exchange Shares") were issued to the Kemron shareholders (the "Kemron Holders") to acquire Kemron, which acquisition is referred to below as the "Kemron Exchange";

    Coastline International, Inc., a Delaware corporation ("Coastline"), and its shareholders ("Coastline Exchange Agreement"), pursuant to which 1,750,000 shares of the Company were issued to the Coastline shareholders in order to acquire Coastline;

    New Horizons, Inc., a Delaware corporation ("New Horizons"), and its shareholders ("New Horizons Exchange Agreement"), pursuant to which 1,750,000 shares of the Company were issued to the New Horizons shareholders in order to acquire New Horizons; and

    Exeter Group, Inc., a Florida corporation ("Exeter"), and its shareholders ("Exeter Exchange Agreement"), pursuant to which 1,000,000 shares of the Company were issued to the Exeter shareholders in order to acquire Exeter.

    These transactions are sometimes collectively referred to below in this report as the "Exchange." Of the four companies acquired, only Kemron had significant assets and revenues. In connection with the Exchange, the Company underwent a change of control. Subsequent to the Exchange, the Exeter, Coastline and New Horizons Exchange Agreements all have been cancelled, and all but 190,973 of the 4,500,000 common shares of the Company issued to acquire those three companies have been cancelled and returned to treasury.

UNWINDING and STOCK EXCHANGE AGREEMENT

    The Company, Kemron and the Kemron Holders have entered into an Unwinding and Stock Exchange Agreement dated November 29, 1999 (the "Unwinding Agreement"), which provides for the unwinding and rescission of the Kemron Exchange. The Unwinding Agreement will be consummated as soon as possible after it is approved by the Company's shareholders at a special meeting called for that purpose. Effective upon the consummation of the Unwinding Agreement, the Kemron Exchange Agreement will be cancelled and the following things will be done and occur:

(1) The 3,500,000 Kemron Exchange Shares will be surrendered by the Kemron Holders to the Company for cancellation and returned to the status of authorized but unissued shares;

(2) Ownership of the 315 shares of Kemron common stock will be returned to the Kemron Holders;

(3) The Company will issue to Kemron 100,000 shares of its common stock in settlement of certain sums expended by Kemron to date on the Company's behalf;

(4)      Kemron will deliver a general release of the Company;

(5)      The Company will deliver a general release of Kemron;

(6) Kemron will deliver to the Company a written release of all liability to Peoples Bank under a guarantee of the loan to the Gutierrez Properties Limited Partnership;

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(7)      The originals of the stock options granted by the Company to Juan J.
         Gutierrez, John Dwyer and David Vandenberg will be cancelled;

(8) Juan J. Gutierrez, John S. Heishman, John M. Dwyer and David Vandenberg will resign as officers and directors of the Company; and

(9) The number of members of the Company's board of directors will be reduced from four to one, and Stephen M. Siedow will become the sole director of the Company;

    The Unwinding Agreement will constitute an unwinding and rescission of the Exchange Agreement, not a repurchase of the Kemron Exchange Shares by the Company. The unwinding of the Kemron Exchange and the issuance of the 100,000 settlement shares to Kemron will reduce the number of outstanding common shares of the Company from the current 4,217,020 shares to 817,020 shares. Kemron and the Kemron Holders entered into the Exchange for the purpose of becoming publicly held, in the expectation that being public would make it easier to raise funds and perhaps make it possible to acquire other companies and grow assets and revenues through such further acquisitions. However, these supposed advantages of being public have turned out to be illusory, and the Kemron Holders no longer desire for Kemron to be part of a public company.

    Following the unwinding of the Kemron Exchange, the Company will have no revenues or significant assets, nor will the Company have any debts other than the $105,000 owed to Stephen Siedow, a former officer and director of the Company, and John Brasher, former Company counsel, in both cases for services rendered and costs advanced to or on behalf of the Company. The Company will then not have any business other than attempting to acquire another operating company with assets and revenues.

    STATUS OF SETTLEMENT SHARES. The 100,000 settlement shares to be issued at closing to Kemron have not been and will not be registered under the Securities Act of 1933 (the "Act") in reliance upon exemptions from registration provided by Section 4(2) of the Act and under the securities laws of the State of Virginia or any rules or regulations promulgated thereunder, on the grounds that the offer, sale and issuance of the settlement shares is a transaction not involving any public offering. The settlement shares will be restricted securities as that term is defined in Rule 144 (a) of the General Rules and Regulations under the Act and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from such registration requirements is available for their resale. Every certificate evidencing the settlement shares will, unless and until removed in accordance with law, bear a customary form of investment legend which restricts transfer of the shares except pursuant to registration under the Act or pursuant to an available exemption from the Act's registration requirements.

    SHAREHOLDER APPROVAL REQUIRED. Because Kemron amounts to all or substantially all of the assets of the Company, the unwinding of the Kemron Exchange may constitute a "bulk sale" under Section 271 of the Delaware General Corporation Law, which would require the prior approval of the Company's shareholders to be sought at a special meeting of the Company's shareholders anticipated to be held on January 20, 2000, for that purpose. The Kemron Holders, who in the aggregate hold 3,500,000 of the 4,217,020 common shares of the Company issued and outstanding, are expected to vote in favor of the Unwinding Agreement, which would of course assure its approval.



    INDEMNITY OBLIGATIONS. In the Unwinding Agreement, Kemron and the Kemron Holders each agree to defend, indemnify and hold the Company harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorney's fees, penalties and interest) arising from or incurred as a result of (i) any false statement, representation or warranty made by Kemron or the Kemron Holders in the Unwinding Agreement, or (ii) the breach of any agreement or covenant made by Kemron or a Kemron Holder in the Unwinding Agreement, or (iii) the Peoples Bank loan to Gutierrez Properties Limited Partnership, which was guaranteed by the Company.

    Under the terms of the Unwinding Agreement, the Company agrees to defend, indemnify and hold Kemron and the Kemron Holders harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable

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attorney's fees, penalties and interest) arising from or incurred as a result of
(i) any false statement, representation or warranty made by the Company in the Unwinding Agreement, or (ii) the breach of any agreement or covenant made by the Company in the Unwinding Agreement; provided, that the Company shall have no liability to indemnify Kemron Holders, InterAmerica Technologies, Inc., Juan J. Gutierrez, John M. Dwyer and David Vandenberg for any alleged false statement, representation or warranty that such person knew or reasonably should have known was false at the time of consummation of the Unwinding Agreement, or for the breach of any covenant or agreement by the Company in the Unwinding Agreement that such person knew or reasonably should have known could not be performed by the Company at the time of consummation of the Unwinding Agreement.

Item 7.  Financial Statements and Exhibits.

    (a)  Financial Statements.  Not required.

    (b)  Pro Forma Financial Information.  Not required.

    (c)  Exhibits:

    2.1  Unwinding and Stock Exchange Agreement dated
         November 29, 1999, among the Company, Kemron
         Environmental Services, Inc., and the shareholders
         of Kemron Environmental Services, Inc. .....................  1

         1    Included as part of this report.
         2    Incorporated by reference to another registration statement, report or document.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: December 10, 1999
                             WHITNEY AMERICAN CORPORATION



                             /s/ Juan J. Gutierrez
                             -------------------------------------------------
                             Juan J. Gutierrez, Chief Executive Officer

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